Exhibit 99.1

ALLSCRIPTS ANNOUNCES INCREASE TO STOCK REPURCHASE PROGRAM AND

NAMES BOARD CHAIRMAN

Expanded Repurchase Program Adds $200 Million to $148 Million Remaining

on Repurchase Program Announced in May 2011

Elects Dennis Chookaszian Chairman of the Board

CHICAGO – April 30, 2012 – Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced that its Board of Directors has authorized management to repurchase an additional $200 million of Allscripts common stock, bringing the total repurchase authorization to $400 million. Since May 5, 2011, the Company has repurchased approximately $52 million of Allscripts common stock under its previously approved $200 million share repurchase program.

Repurchases may be made pursuant to Rule 10b5-1 or 10b-18 of the Securities Exchange Act of 1934, as amended. Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company’s working capital needs, cash requirements for investments, debt repayment obligations, stock price, and economic and market conditions. There is no guarantee as to the exact number of shares or value thereof that will be repurchased under the stock repurchase program. The stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Allscripts also announced today that its Board of Directors has elected Dennis Chookaszian Chairman. Mr. Chookaszian, who has been a director since September 2010, has a wide range of experience as a chief executive officer and public company board member. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA Insurance Companies from 1992 to 1999 and as Chairman of the Executive Committee from 1999 to 2002. During his 27-year career with CNA, Mr. Chookaszian held several management positions, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian currently serves as a director of CME Group, Inc., Career Education Corporation and Internet Patent Corp. Mr. Chookaszian also served as Chairman of the Financial Accounting Standards Advisory Council (FASAC), the advisory council to the Financial Accounting Standards Board (FASB), from January 2007 to December 2011.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company’s Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

For more information contact:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Ariana Nikitas

312-506-1236

773-490-5657

ariana.nikitas@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate, including the risk that existing clients will switch to products of competitors; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products or other product quality issues; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-K for 2011 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.